EXHIBIT 4.6

[            ] SUPPLEMENTAL INDENTURE OF TRUST

between

EDUCATION LOAN ASSET-BACKED TRUST I

and

THE BANK OF NEW YORK,
as Trustee

Dated as of [          ]

EXHIBIT A	Form of Series [ ]A Notes
EXHIBIT B	Form of Series [ ]B Notes
EXHIBIT C	Form of Notice of Payment Default
EXHIBIT D	Form of Notice of Cure of Payment Default
EXHIBIT E	Form of Notice of Proposed Auction Period Adjustment
EXHIBIT F	Form of Notice Establishing Auction Period Adjustment
EXHIBIT G	Form of Notice of Change in Auction Date

ii

[           ] SUPPLEMENTAL INDENTURE OF TRUST

     THIS [          ] SUPPLEMENTAL INDENTURE OF TRUST, dated as of [          ], between EDUCATION LOAN ASSET-BACKED TRUST I, a Delaware business trust (the “Issuer”), and THE BANK OF NEW YORK, a banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York (the “Trustee”);

W I T N E S S E T H :

     WHEREAS, the Issuer, The Bank of New York, as eligible lender trustee, and the Trustee, as indenture trustee, have heretofore executed and delivered an Indenture of Trust, dated as of February 1, 2003 (the “Indenture”); and

     WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

     WHEREAS, the Issuer has authorized and determined to issue [          ] series of Senior Notes (collectively, the “Series [          ]A Notes”) and one series of Subordinate Notes (the “Series [     ]B Notes” and, together with the Series [          ]A Notes, the “Series [          ] Notes”); and

     WHEREAS, the Issuer desires by this [          ] Supplemental Indenture to prescribe the terms and provisions of the Series [          ] Notes, all as more fully set forth herein; and

     WHEREAS, the execution and delivery of this [          ] Supplemental Indenture and the issuance of the Series [          ] Notes have been in all respects duly and validly authorized by the Issuer;

     NOW, THEREFORE, This [          ] Supplemental Indenture Witnesseth:

     Section 1. Definitions. In this [          ] Supplemental Indenture, the terms defined in the Indenture shall, except as otherwise provided in this Section 1, have the same meaning when used herein unless the context or use thereof indicates another or different meaning or intent. In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

     “Acquisition Period” means the period beginning on the date of issuance of the Series [     ] Notes and ending on [          ] 1, [          ], or such later date as may be provided by Issuer Order, provided that a Rating Agency Confirmation shall have been obtained with respect to such Issuer Order.

     “Adjusted Student Loan Portfolio Rate of Return” means, for any calendar month, the amount determined by dividing (i) the product of 12 times the sum of the following amounts accrued during such calendar month (whether or not actually received or paid): (A) interest (including Interest Subsidy Payments) and Special Allowance Payments with respect to the Financed Student Loans plus (B) any Counterparty Swap Payments minus (C) any amount required to be paid to the Department of Education or to be repaid to Guarantors with respect to the Financed Student Loans that do not qualify for Guarantee, minus (D) the aggregate amount of default claims filed during the month with respect to Financed Student Loans which (1) exceed the amount the Guarantor is required to pay under the applicable Guarantee Agreement or (2) are payable only by a Guarantor that is in default of its Guarantee obligations with respect to Financed Student Loans and has not provided collateral security sufficient to pay such claims, minus (E) any reduction in interest as a result of borrower incentive programs, minus (F) any Issuer Swap Payments; by (ii) the average daily outstanding Principal Balance of the Financed Student Loans during such calendar month. For this purpose, the Special Allowance Payment shall be computed based upon the average of the bond equivalent rates of Ninety-One-Day United States Treasury Bills auctioned, or the commercial paper rates published, during that portion of the then current calendar month which ends on the date as of which the “Adjusted Student Loan Portfolio Rate of Return” is determined.

     “Administration Fee” means a monthly fee equal to 1/12 of [          ]% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that a Rating Agency Confirmation is obtained with respect to any increase in such amount).

     “All Hold Rate” means, on any date of determination, the Applicable LIBOR-Based Rate less [     ]%, provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

     “Applicable Interest Rate” means the rate of interest per annum borne from time to time by a series of the Series [          ] Notes, which shall be (a) during the Initial Interest Period for such series, the Initial Interest Rate, and (b) during each Interest Period thereafter, the rate of interest determined in accordance with the provisions of Sections 4 through 12 hereof.

     “Applicable LIBOR-Based Rate” means (a) for an Auction Period of 35 days or less, One-Month LIBOR, (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR, (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR, and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

     “Applicable Number of Business Days” means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

     “Auction” means the implementation of the Auction Procedures on an Auction Date.

     “Auction Agent” means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” means the Substitute Auction Agent.

     “Auction Agent Agreement” means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” means such Substitute Auction Agent Agreement.

     “Auction Agent Fee” shall have the meaning ascribed to such term in the Auction Agent Agreement.

     “Auction Agent Fee Rate” shall have the meaning ascribed to such term in the Auction Agent Agreement.

     “Auction Date” means, initially, with respect to the Series [          ]A-1 Notes, [          ], with respect to the Series [          ]A-2 Notes, [          ], with respect to the Series [         ]A-3 Notes, [          ], with respect to the Series [          ]A-4 Notes, [          ], with respect to the Series [          ]A-5 Notes, [          ], with respect to the Series [          ]A-6 Notes, [     ], with respect to the Series [          ]A-7 Notes, [          ], with respect to the Series [          ]A-8 Notes, [          ] and with respect to the Series [          ]B Notes, [          ], and thereafter, with respect to each such series of Series [          ] Notes, the Business Day immediately preceding the first day of each Auction Period for such series, other than:

     (a) an Auction Period commencing after the ownership of such series is no longer maintained in Book-Entry Form by the Securities Depository;

     (b) an Auction Period commencing after the occurrence and during the continuance of a Payment Default; or

     (c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

     Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 11 of this [          ] Supplemental Indenture.

     “Auction Period” means the Interest Period applicable to each series of the Series [          ] Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of 28 days, as the same may be adjusted pursuant to Section 10 hereof.

     “Auction Period Adjustment” means an adjustment to the Auction Period as provided in Section 10 hereof.

     “Auction Procedures” means the procedures set forth in Section 4 through Section 11 hereof by which the Auction Rate is determined.

     “Auction Rate” means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 4(c)(ii) hereof.

     “Authenticating Agent” means the Trustee and its successor or successors.

     “Authorized Denominations” means, with respect to the Series [          ] Notes, [          ] and any multiple thereof.

     “Available Series [          ] Notes” shall have the meaning ascribed to such term in Section 4(c)(i)(A) hereof.

     “Bid” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

     “Bidder” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

     “Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities “immobilized” to the custody of the Securities Depository.

     “Broker-Dealer” means (a) initially, with respect to the Series [          ] Notes, UBS PaineWebber Inc. and (b) with respect to any series of Series [          ] Notes, any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (i) is a Participant (or an affiliate of a Participant), (ii) has been appointed as such with respect to such series of Series [          ] Notes by the Issuer pursuant to Section 9 hereof and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     “Broker-Dealer Agreement” means each agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement, dated as of [          ], between The Bank of New York, as Auction Agent, and [         ], as Broker-Dealer.

     “Broker-Dealer Fee” shall have the meaning ascribed to such term in the Auction Agent Agreement.

     “Broker-Dealer Fee Rate” shall have the meaning ascribed to such term in the Auction Agent Agreement.

     “Business Day” means any day other than [          ], such other dates as may be agreed to in writing by the Trustee, the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer, or a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the Trustee or the Auction Agent, are authorized or permitted by law or executive order to close.

     “Carry-Over Amount” means the excess, if any, of (a) the amount of interest on a Series [          ] Note that would have accrued with respect to the related Auction Period at the Auction Rate over (b) the amount of interest on such a Series [          ] Note actually accrued with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to “principal” or “interest” in this [          ] Supplemental Indenture, in the Indenture and in the Series [          ] Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

     “Closing Date” means [          ], the date of initial issuance and delivery of the Series [           ] Notes hereunder.

     “Eligible Carry-Over Make-Up Amount” means, with respect to each Interest Period relating to a series of Series [          ] Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Maximum Auction Rate equals or exceeds the Auction Rate.

     “Existing Holder” means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a Beneficial Owner of Series [          ] Notes.

     “Existing Holder Registry” means the registry of Persons who are owners of the Series [         ] Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

     “[          ] Supplemental Indenture” means this [          ] Supplemental Indenture of Trust, dated as of [          ], between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

     “Hold Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

     “Indenture” means the Indenture of Trust, dated as of February 1, 2003, from the Issuer, and The Bank of New York, as Eligible Lender Trustee, to the Trustee as amended and supplemented from time to time.

     “Initial Auction Agent” means The Bank of New York, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

     “Initial Auction Agent Agreement” means the Auction Agent Agreement, dated as of [          ], by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

     “Initial Interest Period” means, as to a series of Series [          ] Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

     “Initial Interest Rate” means for each series of Series [          ] Notes, the per annum rate set forth below:

Series	Initial Interest Rate

Series [ ]A-1
Series [ ]A-2
Series [ ]A-3
Series [ ]A-4
Series [ ]A-5
Series [ ]A-6
Series [ ]A-7
Series [ ]A-8
Series [ ]B

     “Initial Interest Rate Adjustment Date” means for each series of Series [          ] Notes, the date set forth below:

Initial Interest Rate
Series	Adjustment Date

Series [ ]A-1
Series [ ]A-2
Series [ ]A-3
Series [ ]A-4
Series [ ]A-5
Series [ ]A-6
Series [ ]A-7
Series [ ]A-8
Series [ ]B

     “Interest Payment Date” means (a) each regularly scheduled interest payment date on the Series [          ] Notes, which for each series of Series [          ] Notes shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Interest Period thereafter; provided, however, if the duration of the Interest Period is one year or longer, then the Interest Payment Date therefor shall be June 1 and December 1 during such Interest Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Period; or (b) with respect to the payment of interest upon redemption or acceleration of the Series [          ] Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

     “Interest Period” means (a) with respect to each series of Series [          ] Notes, unless otherwise changed as described herein, initially, the period commencing on the Closing Date through and not including the Initial Interest Rate Adjustment Date for the applicable series, and, thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Series Auction Date, and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day); and (b) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

     “Interest Rate Adjustment Date” means the date on which the interest rate on a series of Series [          ] Notes is effective, which for each series of Series [          ] Notes shall be the date of commencement of each Auction Period for such series.

     “Interest Rate Determination Date” means for each series of Series [          ] Notes, the Auction Date for such series, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

     “LIBOR Determination Date” means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of the applicable Interest Period.

     “Market Agent” means [          ], or with respect to any series of Series [          ] Notes, any successor in such capacity hereunder.

     “Market Agent Agreement” means the Market Agent Agreement, dated as of [          ], between the Market Agent and the Trustee, including any supplement thereto or amendment thereof.

     “Maximum Auction Rate” means, for any Auction, a per annum interest rate on the Series [          ] Notes which, when taken together with the interest rate on the Series [          ] Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series [          ] Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus [          ]% for such one-year period (if all of the ratings assigned by the Rating Agencies to the Series [     ] Notes are “Aa3” or “AA-” or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus [          ]% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series [          ] Notes is less than “Aa3” or “AA-” but all are at least any category of “A”), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus [          ]% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series [     ] Notes is less than the lowest category of “A”); provided, however, that if the Series [          ] Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series [          ] Notes were not Outstanding, the interest rates on the Series [          ] Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Market Agent and (ii) a Rating Agency Confirmation with respect to the Series [          ] Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with a Rating Agency Confirmation with respect to the Series [          ] Notes.

     “Maximum Interest Rate” means the lesser of (a) [          ]% per annum or (b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series [          ] Notes.

     “Maximum Rate” on any date of determination, means the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate.

     “Net Loan Rate” means, with respect to any Auction Period, (a) the rate of interest per annum (rounded to the next highest 0.01%) equal to the Adjusted Student Loan Portfolio Rate of Return for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, less (b) the Program Expense Percentage with respect to such Auction Period.

     “Net Loan Rate Restriction Period” means, with respect to any series of the Series [          ] Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

     “Net Loan Rate Termination Date” means, for a series of Series [          ] Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such series of the Series [          ] Notes where the Auction Rate established on each such Auction Date for such series was equal to or less than a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) [          ]%.

     “Net Loan Rate Trigger Date” means, for a series of Series [          ] Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such series of the Series [          ] Notes where the Auction Rate established on each such Auction Date for such series exceeded a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) [          ]%.

     “Ninety-One Day United States Treasury Bill Rate” means the bond-equivalent yield on the Ninety-One Day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

     “Non-Payment Rate” means for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) [          ] basis points and (b) the Maximum Interest Rate.

     “Note Registrar” means, with respect to the Series [          ] Notes, the Trustee.

     “One-Month LIBOR,” “Three-Month LIBOR,” “Six-Month LIBOR” or “One-Year LIBOR” means the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate

Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

     “Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

     “Participant” means a member of, or participant in, the Securities Depository.

     “Paying Agent” means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as the party from whom principal of, premium, if any, or interest on the Series [          ] Notes is payable to the Holders thereof.

     “Payment Default” means, with respect to a series of Series [          ] Notes, (a) a default in the due and punctual payment of any installment of interest on such series, or (b) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Series [          ] Notes of such series on the Interest Payment Date immediately following such Auction Date.

     “Potential Holder” means any Person (including an Existing Holder) that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential Beneficial Owner when dealing with a Broker-Dealer, who may be interested in acquiring Series [          ] Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of Series [          ] Notes).

     “Program Expense Percentage” means, with respect to any Auction Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

     “Regular Record Date” means, with respect to any series of Series [          ] Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and

(b) if and for so long as interest on such series of Series [          ] Notes is payable semiannually, one Business Day prior to each Interest Payment Date.

     “Reserve Fund Requirement” means, on each Monthly Calculation Date, an amount equal to (a)(i) [          ]% of the aggregate Principal Amount of Series [          ] Notes then Outstanding plus (ii) an amount equal to the Principal Balance of all Financed Eligible Loans which are more than [          ] days delinquent and the claims on which have not been paid by a Guarantor or the Secretary of Education, or (b) such other amount specified as the Reserve Fund Requirement in another Supplemental Indenture; provided, however, that in no event shall the amount be less than [     ].

     “Revolving Period” means the period beginning on the date of issuance of the Series [     ] Notes and ending on [          ] or such later date as may be provided by Issuer Order, provided that a Rating Agency Confirmation shall have been obtained with respect to such Issuer Order.

     “Securities Depository” means The Depository Trust Company, New York, New York, and its successors and assigns, or, if (a) the then-existing Securities Depository resigns from its functions as depository of the Series [          ] Notes or (b) the Issuer discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series [          ] Notes and which is selected by the Issuer with the consent of the Trustee.

     “Sell Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

     “Series Auction Date” means Tuesday with respect to the Series [          ]A-1 Notes, Thursday with respect to the Series [          ]A-2 Notes, Tuesday with respect to the Series [          ]A-3 Notes, Thursday with respect to the Series [          ]A-4 Notes, Tuesday with respect to the Series [          ]A-5 Notes, Thursday with respect to the Series [          ]A-6 Notes, Tuesday with respect to the Series [          ]A-7 Notes, Thursday with respect to the Series [          ]A-8 Notes, and Thursday with respect to the Series [          ]B Notes.

     “Series [          ] Notes” means, collectively, the Series [          ]A Notes and the Series [     ]B Notes.

     “Series [          ]A Notes” means the Series [          ]A-1 Notes, the Series [          ]A-2 Notes, the Series [          ]A-3 Notes, the Series [          ]A-4 Notes, the Series [          ]A-5 Notes, the Series [          ]A-6 Notes, the Series [          ]A-7 Notes and the Series [     ]A-8 Notes.

     “Series [          ]A-1 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-1.”

     “Series [          ]A-2 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-2.”

     “Series [          ]A-3 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-3.”

     “Series [          ]A-4 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-4.”

     “Series [          ]A-5 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-5.”

     “Series [          ]A-6 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-6.”

     “Series [          ]A-7 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-7.”

     “Series [          ]A-8 Notes” means the Senior Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-8.”

     “Series [          ]B Notes” means the Subordinate Notes created and to be issued under this [     ] Supplemental Indenture in the original Principal Amount of [          ] and designated as the “Auction Rate Student Loan Asset-Backed Notes, Subordinate Series [     ]B-1.”

     “Submission Deadline” means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     “Submitted Bid” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

     “Submitted Hold Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

     “Submitted Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

     “Submitted Sell Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

     “Substitute Auction Agent” means the Person with whom the Trustee is directed by the Issuer to enter into a Substitute Auction Agent Agreement.

     “Substitute Auction Agent Agreement” means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 8 of this [          ] Supplemental Indenture

agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this [     ] Supplemental Indenture.

     “Sufficient Bids” shall have the meaning ascribed to such term in Section 4(c)(i)(B) hereof.

     “Winning Bid Rate” shall have the meaning ascribed to such term in Section 4(c)(i)(C) hereof.

     Section 2. Authorization and Terms of Series [          ] Notes. There is hereby created and there shall be (a) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-1,” (b) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-2,” (c) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-3,” (d) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-4,” (e) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [     ]A-5,” (f) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-6,” (g) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-7,” (h) a series of Senior Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Senior Series [          ]A-8,” and (i) a series of Subordinate Notes entitled “Auction Rate Student Loan Asset-Backed Notes, Subordinate Series [     ]B-1.” The aggregate Principal Amount of the Series [          ]A-1 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-2 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-3 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-4 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-5 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-6 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-7 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]A-8 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ]. The aggregate Principal Amount of the Series [          ]B Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed [          ].

     Each series of Series [          ] Notes shall have a single Stated Maturity on [          ] 1, [          ].

     Each series of Series [          ] Notes shall bear interest at the Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

     The Series [          ] Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

     The Series [          ] Notes shall be dated as provided in Section 2.09 of the Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. The date of original issue of the Series [          ] Notes shall be the Closing Date. The Series [          ] Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

     Interest on each series of Series [          ] Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of Series [          ] Notes shall be calculated on a per unit basis, based on a unit of [          ], and shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series [          ] Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

     The principal of and premium, if any, on the Series [          ] Notes, together with interest payable on the Series [          ] Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 17 hereof, presentation and surrender of such Series [          ] Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series [          ] Notes, or a duly appointed successor Paying Agent. Interest due on the Series [          ] Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 17 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series [          ] Note the Holder of which is the Holder of Series [          ] Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series [          ] Notes is outstanding, the Holder of all outstanding Series [          ] Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series [          ] Notes with respect to which such Defaulted Interest is to be paid, not less than 10 days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed

for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series [          ] Notes shall be made in lawful money of the United States of America.

     The Series [          ] Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions and at the Prepayment Prices specified in Section 16 hereof.

     Subject to the provisions of the Indenture, the Series [          ]A Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

     Subject to the provisions of the Indenture, the Series [          ]B Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

     Section 3. Interest Payable On Series [          ] Notes. During the Initial Interest Period, each series of the Series [          ] Notes shall bear interest at the Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment, each series of the Series [          ] Notes shall bear interest at the Applicable Interest Rate based on a 28-day Auction Period, as determined pursuant to this Section and Sections 4 through 12 hereof.

     The Applicable Interest Rate to be borne by each series of Series [          ] Notes for each Auction Period after the Initial Interest Period until an Auction Period Adjustment, if any, shall be determined as hereinbelow described. Each such Auction Period with respect to each series of the Series [          ] Notes (i) shall commence on and include the first Business Day following the applicable Series Auction Date, and end on (and include) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date; provided, however, that if an Auction is scheduled to occur for the next Interest Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Rate in effect for the next Interest Period will be the Auction Rate in effect for the preceding Interest Period and such Interest Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). If the preceding Interest Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

     Notwithstanding the foregoing:

     (a) if the ownership of a series of Series [          ] Notes is no longer maintained in Book-Entry Form, the Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 17 hereof shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

     (b) if a Payment Default shall have occurred with respect to a series of Series [     ] Notes, the Applicable Interest Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

     In accordance with Section 4(c)(ii) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form) applicable to each series of the Series [          ] Notes. The Trustee shall notify the Holders of Series [          ] Notes of the Applicable Interest Rate with respect to each such series for each Auction Period not later than the second Business Day of such Auction Period.

     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a series of Series [          ] Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 6 hereof and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

     If the Auction Rate for a series of Series [          ] Notes is greater than the Maximum Rate, then the Applicable Interest Rate with respect to such series for the related Interest Period will be the Maximum Rate. The excess of the amount of interest that would have accrued on the Series [     ] Notes at the Auction Rate over the amount of interest actually accrued at the Maximum Rate will accrue as the Carry-Over Amount. Such determination of the Carry-Over Amount shall be made separately for each series of Series [          ] Notes. Each Carry-Over Amount shall bear interest for each Interest Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of this [          ] Supplemental Indenture, the Indenture and

the Series [          ] Notes, any reference to “principal” or “interest” herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series [          ] Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder’s Series [          ] Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder’s address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series [          ] Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such Series [          ] Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series [          ] Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (A) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

     The Carry-Over Amount (and interest accrued thereon) on Outstanding Series [          ] Notes of a series shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period with respect to such series if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.06 and 4.08 of the Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. At least three days prior to any Interest Payment Date, the Trustee shall notify the Auction Agent, in writing, if, and to the extent, there are available funds in the Collection Fund and Surplus Fund, and of any unpaid Carry-Over Amount plus interest accrued thereon at One-Month LIBOR that the Trustee intends to pay on such next Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series [          ] Note which is unpaid as of the Maturity of such Series [          ] Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series [          ] Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. The Trustee shall notify the Auction Agent, in writing at least three days prior to any Interest Payment Date, of the maturity or redemption of any such Series [          ] Note, at which time the Auction Agent shall cease to determine the Carry-Over Amount with respect to any Series [          ] Note so maturing or redeemed. To the extent that any portion of the

Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series [          ] Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series [          ] Note of the Carry-Over Amount remaining unpaid on such Series [          ] Note.

     The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series [          ] Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on the Series [          ] Notes on an Interest Payment Date.

     Section 4. Determining the Applicable Interest Rate. By purchasing Series [          ] Notes, whether in an Auction or otherwise, each purchaser of the Series [          ] Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (a) to participate in Auctions on the terms described herein; (b) to have its Beneficial Ownership Interest in the Series [          ] Notes maintained at all times in Book Entry Form for the account of its Participant, which in turn will maintain records of such Beneficial Ownership Interest; (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such Beneficial Ownership Interest as the Auction Agent may request; (d) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of the Series [          ] Notes specified in such Sell Order; (e) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the Series [          ] Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein; and (f) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Series [          ] Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

     So long as the ownership of a series of Series [          ] Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series [          ] Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series [          ] Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each series of the Series [          ] Notes):

     (a) Submission by Existing Holders and Potential Holders to a Broker-Dealer.

     (i) Prior to the Submission Deadline on each Auction Date:

     (A) each Existing Holder of Series [          ] Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

     (1) the Principal Amount of Outstanding Series [          ] Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

     (2) the Principal Amount of Outstanding Series [          ] Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

     (3) the Principal Amount of Outstanding Series [          ] Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

     (B) one or more Broker-Dealers may contact Potential Holders to determine the Principal Amount of Series [          ] Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph (i) is herein referred to as an “Order,” and each Existing Holder and each Potential Holder placing an Order is herein referred to as a “Bidder”; an Order described in clause (A)(1) is herein referred to as a “Hold Order”; an Order described in clauses (A)(2) and (B) is herein referred to as a “Bid”; and an Order described in clause (A)(3) is herein referred to as a “Sell Order.”

(ii) (A) Subject to the provisions of Section 4(b) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

     (1) the Principal Amount of Outstanding Series [          ] Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be less than the rate specified therein; or

     (2) such Principal Amount, or a lesser Principal Amount of Outstanding Series [          ] Notes to be determined as

set forth in Section 4(d)(i)(D) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified therein; or

     (3) such Principal Amount, or a lesser Principal Amount of Outstanding Series [          ] Notes to be determined as set forth in Section 4(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

     (B) Subject to the provisions of Section 4(b) hereof, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

     (1) the Principal Amount of Outstanding Series [          ] Notes specified in such Sell Order; or

     (2) such Principal Amount, or a lesser Principal Amount of Outstanding Series [          ] Notes determined as set forth in Section 4(d)(ii)(C) hereof, if Sufficient Bids have not been made.

     (C) Subject to the provisions of Section 4(b) hereof, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

     (1) the Principal Amount of Outstanding Series [          ] Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be higher than the rate specified in such Bid; or

     (2) such Principal Amount, or a lesser Principal Amount of Outstanding Series [          ] Notes determined as set forth in Section 4(d)(i)(E) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified in such Bid.

     (b) Submission by Broker-Dealer to the Auction Agent.

     (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

     (A) the name of the Bidder placing such Order;

     (B) the aggregate Principal Amount of Series [          ] Notes that are the subject of such Order;

     (C) to the extent that such Bidder is an Existing Holder:

     (1) the Principal Amount of Series [          ] Notes, if any, subject to any Hold Order placed by such Existing Holder;

     (2) the Principal Amount of Series [          ] Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

     (3) the Principal Amount of Series [          ] Notes, if any, subject to any Sell Order placed by such Existing Holder; and

     (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder’s Bid.

     (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

     (iii) If an Order or Orders covering all Outstanding Series [          ] Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding Series [          ] Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

     (iv) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

     (v) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding Series [          ] Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

     (A) All Hold Orders shall be considered valid, but only up to the aggregate Principal Amount of Outstanding Series [          ] Notes held by such Existing Holder, and if the aggregate Principal Amount of Series [          ] Notes subject to such Hold Orders exceeds the aggregate Principal Amount of Series [          ] Notes held by such Existing Holder, the aggregate Principal Amount of Series [          ] Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of Series [          ] Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding Series [          ] Notes owned by such Existing Holder.

(B) (1) any Bid shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series [           ] Notes owned by such Existing Holder over the aggregate

Principal Amount of Series [      ] Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

     (2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding Series [     ] Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding Series [          ] Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding Series [          ] Notes equal to such excess;

     (3) subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

     (4) in any such event, the amount of Outstanding Series [     ] Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

     (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series [          ] Notes held by such Existing Holder over the aggregate Principal Amount of Series [     ] Notes subject to valid Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

     (vi) If more than one Bid for Series [          ] Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

     (vii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of Series [          ] Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of Series [          ] Notes not equal to an Authorized Denomination shall be rejected.

     (viii) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

     (ix) An Existing Holder that offers to purchase additional Series [          ] Notes is, for purposes of such offer, treated as a Potential Holder.

     (x) Any Bid specifying a rate higher than the Maximum Interest Rate will (A) be treated as a Sell Order if submitted by an Existing Holder and (B) not be accepted if submitted by a Potential Holder.

     (c) Determination of Sufficient Bids, Auction Rate and Winning Bid Rate.

     (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order,” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine:

     (A) the excess of the total Principal Amount of Outstanding Series [          ] Notes over the sum of the aggregate Principal Amount of Outstanding Series [          ] Notes subject to Submitted Hold Orders (such excess being herein referred to as the “Available Series [          ] Notes”), and

     (B) from the Submitted Orders whether:

     (1) the aggregate Principal Amount of Outstanding Series [          ] Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

     (2) the aggregate Principal Amount of Outstanding Series [          ] Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

     (3) the aggregate Principal Amount of Outstanding Series [          ] Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because the sum of the Principal Amount of Series [          ] Notes in subclauses (2) and (3) above is zero because all of the Outstanding Series [          ] Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as “Sufficient Bids”); and

     (C) if Sufficient Bids exist, the Winning Bid Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

     (1) (y) each such Submitted Bid from Existing Holders specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of Series [          ] Notes subject to such Submitted Bids); and

     (2) (y) each such Submitted Bid from Potential Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

the result would be that such Existing Holders described in subclause (1) above would continue to own an aggregate Principal Amount of Outstanding Series [          ] Notes which, when added to the aggregate Principal Amount of Outstanding Series [          ] Notes to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Series [        ] Notes.

     (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(c)(i) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

     (A) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Winning Bid Rate so determined;

     (B) if Sufficient Bids do not exist (other than because all of the Outstanding Series [          ] Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

     (C) if all Outstanding Series [          ] Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

     If for any Interest Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids

(other than because all of the Outstanding Series [          ] Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii) of Section 4(d) hereof.

     (d) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders. Existing Holders shall continue to own the Principal Amount of Series [          ] Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 4(c)(i) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

     (i) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 4(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

     (A) Existing Holders’ Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bids;

     (B) Existing Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bids;

     (C) Potential Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bid;

     (D) Each Existing Holders’ Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding Series [          ] Notes subject to all such Submitted Bids shall be greater than the Principal Amount of Series [     ] Notes (the “Remaining Principal Amount”) equal to the excess of the Available Series [          ] Notes over the aggregate Principal Amount of Series [          ] Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 4(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of Series [          ] Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of Series [          ] Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator

of which shall be the Principal Amount of Outstanding Series [          ] Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series [          ] Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

     (E) Each Potential Holder’s Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of Series [          ] Notes obtained by multiplying the excess of the aggregate Principal Amount of Available Series [          ] Notes over the aggregate Principal Amount of Series [          ] Notes subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 4(d)(i) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series [          ] Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series [          ] Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

     (ii) If Sufficient Bids have not been made (other than because all of the Outstanding Series [          ] Notes are subject to Submitted Hold Orders), subject to the provisions of Section 4(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

     (A) Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bids;

     (B) Potential Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of Series [          ] Notes subject to such Submitted Bids; and

     (C) each Existing Holder’s Submitted Bid specifying any rate that is higher than the Maximum Rate and each Existing Holder’s Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series [          ] Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of Series [          ] Notes obtained by multiplying the aggregate Principal Amount of Series [          ] Notes subject to Submitted Bids described in clause (B) of this Section 4(d)(ii) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series [          ] Notes owned by such Existing Holder subject

to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding Series [          ] Notes subject to all such Submitted Bids and Submitted Sell Orders.

     (iii) If all Outstanding Series [          ] Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

     (iv) If, as a result of the procedures described in paragraph (i) or (ii) of this Section 4(d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of Series [          ] Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of Series [          ] Notes to be purchased or sold by any Existing Holder or Potential Holder so that the Principal Amount of Series [          ] Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

     (v) If, as a result of the procedures described in paragraph (i) of this Section 4(d), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series [          ] Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series [          ] Notes for purchase among Potential Holders so that only Series [          ] Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series [          ] Notes.

     (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of Series [          ] Notes to be purchased and the aggregate Principal Amount of Series [          ] Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of Series [          ] Notes to be sold differs from such aggregate Principal Amount of Series [          ] Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series [          ] Notes.

     (f) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

     (g) Notwithstanding anything in this [          ] Supplemental Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if the Series [          ] Notes are no longer in Book-Entry-Form.

     (h) The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

     Section 5. Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees.

     (a) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D hereto to the Auction Agent by telecopy or similar means.

     (b) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

     Section 6. Calculation of Various Rates. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of the Series [          ] Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee, in consultation with the Market Agent, shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of definitive Series [          ] Notes pursuant to Section 17 hereof. If a Payment Default shall have occurred, the Trustee, in consultation with the Market Agent, shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (a) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (b) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Period other than the first Interest Period; provided that if the ownership of the Series [          ] Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Period.

     For any Interest Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

     The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate, the Adjusted Student Loan Portfolio Rate of Return and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

     Section 7. Notification of Rates, Amounts and Payment Dates.

     (a) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series [          ] Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the Beneficial Owners of each series thereof.

     (b) As soon as practicable prior to each Interest Payment Date with respect to the Series [          ] Notes, the Trustee shall:

     (i) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series [          ] Notes is maintained in Book-Entry Form by the Securities Depository, (A) the date of such next Interest Payment Date and (B) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 5(b) hereof;

     (ii) advise the Securities Depository, so long as the ownership of the Series [     ] Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the Beneficial Owners of each series thereof; and

     (iii) pursuant to Section 3 hereof, advise the Holders of each series of Series [          ] Notes of any Carry-Over Amount accruing on such series.

     Section 8. Auction Agent.

     (a) The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with the Bank of New York, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least [     ], or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least [          ], and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this [          ] Supplemental Indenture by giving at least 90

days’ notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66-2/3% of the aggregate Principal Amount of the Series [          ] A Notes then Outstanding (or, if there shall be no Series [          ]A Notes Outstanding, the Holders of 66-2/3% of the aggregate Principal Amount of the Series [          ]B Notes), and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days’ notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within 60 days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, an Authorized Officer of the Issuer in consultation with the Market Agent, shall use its best efforts to appoint a Substitute Auction Agent.

     (c) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     (d) In the event of a change in the Auction Agent Fee Rate pursuant to Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

     Section 9. Broker-Dealers.

     (a) The Auction Agent will enter into a Broker-Dealer Agreement with UBS PaineWebber Inc., as the initial Broker-Dealer. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

     (b) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to each series of Series [          ] Notes.

     Section 10. Changes in Auction Period or Periods. While any of the Series [          ] Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods (an “Auction Period Adjustment”), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by any series of the Series [          ] Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than 10 days nor more than 20 days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E hereto at least ten days prior to the Auction Date for such Auction Period.

     Any such adjusted Auction Period shall not be less than seven days nor more than one year.

     An Auction Period Adjustment shall take effect only (a) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F hereto, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that a Rating Agency Confirmation has been obtained with respect to such Auction Period Adjustment, and (b) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (a) above is not met, the Applicable Interest Rate for the next Auction Period shall be determined pursuant to the provisions of Sections 4 through 9 hereof and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Applicable Interest Rate for the next Auction Period shall be the Maximum Rate, and in either case the Auction Period shall be the Auction Period determined without reference to the proposed change.

     In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

     Section 11. Changes in the Auction Date. The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in Section 1 of this [          ] Supplemental Indenture with respect to one or more specified Auction Periods for one or more series of Series [          ] Notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be

relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by the Series [          ] Notes of such series. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G hereto.

     In connection with any change described in this Section, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

     Section 12. Additional Provisions Regarding the Applicable Interest Rate. The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this [          ] Supplemental Indenture shall be conclusive and binding on the Holders of the series of Series [          ] Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

     In no event shall the cumulative amount of interest paid or payable on a series of Series [     ] Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series [          ] Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series [          ] Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series [     ] Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series [          ] Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series [          ] Notes of such series, or if the redemption or acceleration of the maturity of the Series [          ] Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series [          ] Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series [          ] Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series [          ] Notes of such series shall be credited on the Principal Amount of the Series [          ] Notes of such series (or, if the Series [          ] Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series [          ] Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series [          ] Notes of such series and under the related documents.

     Section 13. Qualifications of Market Agent. Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least [          ] and be authorized by law to perform all the duties imposed upon it by this [          ]

Supplemental Indenture. Any Market Agent may resign and be discharged of the duties and obligations created by this [          ] Supplemental Indenture by giving at least 30 days’ notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer filed with such Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

     Section 14. Purposes of Issuance of Series [          ] Notes. The Series [          ] Notes are being issued (a) to provide funds to be used to acquire Eligible Loans, (b) to pay interest on the Notes and Servicing Fees, Administration Fees and Note Fees, (c) to fund the Reserve Fund and (d) to pay costs of issuing the Series [          ] Notes.

     Section 15. Deposit of Series [          ] Note Proceeds. From the proceeds derived from the sale of the Series [          ] Notes, there shall be deposited with the Trustee:

     (a) for credit to the Acquisition Fund, an amount equal to $[          ];

     (b) for credit to the Collection Fund, an amount equal to $[          ];

     (c) for credit to the Administration Fund, an amount equal to $[          ]; and

     (d) for credit to the Reserve Fund, an amount equal to $[          ].

     Section 16. Redemption of Series [          ] Notes. The Series [          ] Notes are subject to redemption as provided in this Section.

     (a) Optional Redemption. Subject to compliance with Section 3.02 of the Indenture, Outstanding Series [          ] Notes of any series may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed on any Business Day for such series, in whole or in part, at a Prepayment Price equal to 100% of the Principal Amount of Series [          ] Notes to be so redeemed plus accrued interest thereon to the Prepayment Date.

     (b) Mandatory Redemption. The Series [          ] Notes of any series are subject to mandatory redemption on any Interest Payment Date from revenues deposited to the Retirement Account of the Debt Service Fund pursuant to Section 4.07(c) of the Indenture. The Series [     ] Notes of each series selected for redemption as provided in subsection (c) of this Section shall be redeemed on the first Interest Payment Date for that series for which the Trustee can give the required notice. The Prepayment Price will be 100% of the Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Prepayment Date.

     The Principal Amount of Series [          ] Notes to be redeemed pursuant to this subsection (b) from revenues deposited to the Retirement Account of the Debt Service Fund and available for such purpose in accordance with Section 4.07(c) of the Indenture on any Monthly Calculation Date shall be equal to the largest amount which can be redeemed in the minimum Authorized Denomination.

     (c) Selection of Series [          ] Notes for Redemption. If less than all Outstanding Series [          ] Notes are to be redeemed pursuant to subsections (a) or (b) of this Section, such Principal Amounts of each series of Series [          ] Notes as the Issuer may designate shall be selected for redemption, to the extent that the provisions of Section 3.02 of the Indenture will not be violated thereby. In the absence of valid direction by the Issuer, the Series [          ] Notes to be redeemed will be selected first from the Series [          ]B Notes to the extent permitted by Section 3.02 of the Indenture, and thereafter from the Series [          ]A Notes in ascending numerical order of the series designation.

     If less than all of the Outstanding Series [          ] Notes of a given series are to be redeemed pursuant to this Section, the particular Series [          ] Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series [          ] Notes in an Authorized Denomination.

     The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series [          ] Notes (in each case, if other than the Trustee) in writing of the Series [          ] Notes selected for redemption and, in the case of any Series [          ] Note selected for partial redemption, the Principal Amount thereof to be redeemed.

     For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series [          ] Notes shall relate, in the case of any Series [          ] Note redeemed or to be redeemed only in part, to the portion of the principal of such Series [          ] Note which has been or is to be redeemed.

     (d) Notice of Redemption. Notice of redemption of Series [          ] Notes pursuant to this Section shall be given not less than thirty (30) days nor more than forty-five (45) days prior to the Prepayment Date in accordance with the provisions of Section 3.04 of the Indenture. In addition, the Trustee shall give notice of such redemption to the Auction Agent pursuant to Section 2.02(a)(ii) of the Auction Agent Agreement.

     Section 17. Book-Entry Series [          ] Notes.

     (a) Subject to subsection (c) below, the Holder of all Series [          ] Notes shall be the Securities Depository, and the Series [          ] Notes shall be registered in the name of the nominee for the Securities Depository.

     (b) The Series [          ] Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series [          ] Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series [          ] Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive

owner of the Series [          ] Notes registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series [          ] Notes, (ii) selecting the Series [          ] Notes or portions thereof to be redeemed, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series [          ] Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any Beneficial Owner of Series [          ] Notes or any other Person claiming a Beneficial Ownership Interest in the Series [          ] Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series [          ] Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series [          ] Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series [          ] Notes only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series [          ] Notes to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series [          ] Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series [          ] Notes will be transferable to such new nominee in accordance with subsection (f) below.

     (c) In the event the Issuer determines that it is in the best interest of the Issuer not to continue the Book-Entry System of transfer or that the interest of the Holders might be adversely affected if the Book-Entry System of transfer is continued, the Issuer may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Series [          ] Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series [          ] Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series [          ] Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive

Series [          ] Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series [          ] Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series [          ] Notes in all respects, including, among other things, the transfer and exchange of such Series [          ] Notes and the method of payment of principal or Prepayment Price of and interest on such Series [          ] Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series [          ] Notes to any Participant having Series [          ] Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series [          ] Notes.

     (d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series [          ] Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series [          ] Note and all notices with respect to such Series [          ] Note shall be made and given, respectively, to the Securities Depository as provided in its Letter of Representations.

     (e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

     (f) In the event that any transfer or exchange of Series [          ] Notes is permitted under subsection (b) or (c) of this Section, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series [          ] Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series [          ] Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series [     ] Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series [          ] Notes and the methods of payment of principal or Prepayment Price of and interest on such Series [          ] Notes.

     Section 18. Limitation on Fees.

     (a) For so long as any Series [          ] Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series [          ] Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (a) the annual fees of the Trustee, the Delaware Trustee, the Eligible Lender Trustee and the Market Agent in effect as of the Closing Date, plus (b) the

Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (c) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, unless the Issuer delivers to the Trustee a Rating Agency Confirmation with respect to the payment or reimbursement of such additional Note Fees.

     (b) The Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date for the Series [          ] Notes, unless a Rating Agency Confirmation is obtained with respect to any such excess amount.

     Section 19. Limitation on Acquisition of Alternative Loans. For so long as any Series [     ] Notes shall be Outstanding, the Issuer covenants and agrees that the amounts transferred from the Collection Fund to the Acquisition Fund during the Revolving Period for the acquisition of Financed Student Loans shall not be used to acquire Alternative Loans unless the Issuer delivers to the Trustee a Rating Agency Confirmation with respect to the acquisition of such Alternative Loans.

     Section 20. Certain Designations Pursuant to the Indenture.

     (a) For so long as any Series [          ] Notes shall be Outstanding, for purposes of the Indenture:

     (i) the “Senior Asset Requirement” shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to [          ]% and the Subordinate Asset Percentage is at least equal to [          ]% or such lesser percentage as permitted upon obtaining a Rating Agency Confirmation;

     (ii) the “Asset Release Requirement” shall mean that, as of the date of determination, (A)(i) the Senior Asset Percentage is at least equal to [          ]% and (ii) the Subordinate Asset Percentage is at least equal to [          ]% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $[          ] after release or payment; provided, however, that if any Financed Eligible Loan shall have ceased to be an Eligible Loan because it has lost its Guarantee as a result of marketing operations of Student Loan Consolidation Center, LLC, or any agents thereof, and not Servicer error and such Financed Student Loan remains in the Trust Estate as of such date of determination (a “Non-Guaranteed Loan”), then “Asset Release Requirement” shall mean, as of the date of determination and after release or payment, that (A) the Aggregate Value less the sum of all accrued interest on Outstanding Senior Notes, all accrued Issuer Swap Payments with respect to Senior Swap Agreements and all accrued fees with respect to Senior Credit Enhancement Facilities is equal to at least [          ]% of the principal amount of all Senior Notes Outstanding plus [          ]% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate, (B) the Aggregate Value less the sum of all accrued interest on all Outstanding Subordinate Notes, all accrued Issuer Swap Payments (other than with respect to Junior Subordinate Swap

Agreements) and all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) is equal to at least [          ]% of the principal amount of all Notes Outstanding plus [          ]% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate and (C) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $[          ] after release or payment; or in all cases such lesser percentages or amounts as may be permitted with a Rating Agency Confirmation.

or, in either case, such greater amount(s) as may be provided in a Supplemental Indenture providing for the issuance of any series of Notes any of which are then Outstanding; provided, that in connection with any proposed amendment to the Indenture to reduce any such requirements to levels not below those set forth above, the Holders of all Outstanding Series [          ] Notes shall be deemed to have consented to such amendment.

     (iii) “Premium” shall mean, for the Eligible Loans acquired by the Issuer, an amount not to exceed the aggregate premium, set forth in the Cash Flows delivered to the Rating Agencies on the Closing Date for the Series [          ] Notes (which premium may be changed with a Rating Agency Confirmation).

     (b) For purposes of making the deposits required by Section 4.07(a) of the Indenture with respect to the Series [          ] Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series [          ] Notes is not known on the Monthly Calculation Date, such series of Series [          ] Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

     Section 21. Mandatory Redemption of or Distributions of Principal With Respect to Notes.

     (a) For purposes of Section 3.03 of the Indenture and subject to the provisions of Section 3.02 of the Indenture, if less than all Outstanding Series [          ] Notes are to be redeemed, the particular series from which Notes shall be redeemed will be determined by the Issuer.

     (b) For purposes of Section 3.03 of the Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series [          ] Notes, or shall be allocated between such series of Notes and the Series [          ] Notes in any other manner. This Section shall not alter the limitation set forth in Section 3.02 of the Indenture.

     Section 22. List of Non-Business Days. The Trustee shall provide to the Auction Agent on the Closing Date, and on each January 1 thereafter and upon any change in the state in which the Trustee’s Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

     Section 23. [Reserved].

     Section 24. Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

     (a) This [          ] Supplemental Indenture supplements the Indenture, constitutes and is a “Supplemental Indenture” within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

     (b) The Series [          ]A Notes constitute, and are hereby designated as, “Senior Notes” within the meaning of the term as defined and used in the Indenture, and the Series [     ]B Notes constitute, and are hereby designated as, “Subordinate Notes” within the meaning of the term as defined and used in the Indenture.

     (c) Upon receipt of the proceeds of the sale of the Series [          ] Notes, (i) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (ii) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

     (d) There does not exist an “Event of Default,” within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an “Event of Default.”

     Section 25. Governing Law. This [          ] Supplemental Indenture shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

     Section 26. Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this [          ] Supplemental Indenture.

     Section 27. Severability. If any provision of this [          ] Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this [     ] Supplemental Indenture contained shall not affect the remaining portions of this [     ] Supplemental Indenture or part thereof.

     Section 28. Counterparts. This [          ] Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 29. Effect of [          ] Supplemental Indenture. Upon the execution and delivery of this [          ] Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this [          ] Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this [          ] Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

EDUCATION LOAN ASSET-BACKED TRUST I

By	The Bank of New York (Delaware), not in its individual capacity but solely as Delaware Trustee

By

Name

Title

THE BANK OF NEW YORK, as Trustee

By

Name

Title

EXHIBIT A

FORM OF SERIES [          ]A NOTES

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Senior Series [          ]A-__

No. R-___			$

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP

Auction Rate

Registered Holder: CEDE & Co.
Principal Amount:

     For Value Received, Education Loan Asset-Backed Trust I, a Delaware business trust (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the Registered Holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series [          ] Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this note is the Holder of Series [          ] Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series [          ] Notes is outstanding, the Holder of all outstanding Series [          ] Notes), at the direction of the Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable

Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by the Registered Holder. In addition, interest on this note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to the Registered Holder hereof as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this note are payable in lawful money of the United States of America.

     This note is one of an authorized issue of Notes, issued and to be issued by the Issuer in one or more series pursuant to an Indenture of Trust, dated as of February 1, 2003 (as supplemented and amended, the “Indenture”), from the Issuer and The Bank of New York, as eligible lender trustee, to The Bank of New York, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a [          ] Supplemental Indenture of Trust, dated as of [          ] (the “[          ] Supplemental Indenture”), between the Issuer and the Trustee. As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This note is one of a series of Senior Notes issued under the Indenture and the [          ] Supplemental Indenture (collectively referred to herein as the “Series [          ]A Notes”). The Series [          ]A Notes are issued simultaneously with a series of Subordinate Notes (the “Series [          ]B Notes” and, together with the Series [     ]A Notes, collectively referred to herein as the “Series [          ] Notes”).

     Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this note, and this note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial

capital letters but not defined in this note have the respective meanings given such terms in the Indenture. The Series [          ]A Notes are being issued as, and will constitute, Senior Notes under the Indenture. The Series [          ]B Notes are being issued as, and will constitute, Subordinate Notes under the Indenture.

     The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

     Interest payable on this note shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date hereof, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

     The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

     The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series [          ] Notes and the Auction Procedures related thereto, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the [          ] Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

     By purchasing Series [          ] Notes, whether in an Auction or otherwise, each purchaser of the Series [          ] Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (a) to participate in Auctions on the terms described in the [          ] Supplemental Indenture, (b) to have its Beneficial Ownership Interest in the Series [          ] Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such Beneficial Ownership Interest, and (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such Beneficial Ownership Interest as the Auction Agent may request. So long as the ownership of Series [          ] Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series [          ] Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series [          ] Notes through a

Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

     The determination of the Applicable Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the [          ] Supplemental Indenture shall be conclusive and binding on the Holders of the Series [          ] Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

     Notwithstanding any provision of this note to the contrary, in no event shall the cumulative amount of interest paid or payable on this note (including interest calculated as provided herein, plus any other amounts that constitute interest on this note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this note or related documents) calculated from the date of issuance of this note through any subsequent day during the term of this note or otherwise prior to payment in full of this note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this note, or if the redemption or acceleration of the Maturity of this note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this note or related documents to the contrary all excess amounts theretofore paid or received with respect to this note shall be credited on the principal balance of this note (or, if this note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this note and under the related documents.

     Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series [          ] Notes of any series shall be redeemed, in part, on the first regularly scheduled Interest Payment Date for such series for which notice can be given in accordance with the requirements of the [          ] Supplemental Indenture, at a redemption price equal to 100% of the principal amount of Series [          ] Notes of such series so redeemed, from revenues deposited in the Retirement Account of the Debt Service Fund.

     Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series [          ] Notes may, at the option of the Issuer, be redeemed on any Business Day, in whole or in part, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     If not all Series [          ] Notes are to be redeemed, the particular Series [          ] Notes to be redeemed are to be selected as provided in the Indenture and the [          ] Supplemental Indenture.

     Notice of redemption shall be given by first-class mail mailed not less than 30 days before the redemption date to each Holder of Series [          ] Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Note not affected by such defect or failure. All Series [          ] Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

     It is provided in the [          ] Supplemental Indenture that Series [          ] Notes of a denomination larger than [          ] may be redeemed in part ([          ] or a multiple thereof) and that upon any partial redemption of any such Series [          ] Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

     If provision is made for the payment of principal of and premium, if any, and interest on this note in accordance with the Indenture, this note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

     If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this note.

     The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

     The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

     It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

     This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

     It is expressly understood and agreed by the holder hereof that (a) the Indenture and this note each is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware) but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this note shall be construed as creating any liability on The Bank of New York (Delaware), individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall The Bank of New York (Delaware) be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this note or the other Basic Documents.

     IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name by the manual signature of its [                                                                                    ].

EDUCATION LOAN ASSET-BACKED TRUST I

By	The Bank of New York (Delaware), not in its individual capacity but solely as Delaware Trustee

By

Name

Title

CERTIFICATE OF AUTHENTICATION

     This note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By

Name

Title

ASSIGNMENT

     For Value Received the undersigned hereby sells, assigns and transfers unto ______ the within Note and irrevocably appoints ______, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Please Insert Social Security or Other Identifying Number of Assignee

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

EXHIBIT B

FORM OF SERIES [          ]B NOTES

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Subordinate Series [          ]B-1

No. R-___			$

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP

Auction Rate

Registered Holder: CEDE & Co.
Principal Amount:

     For Value Received, Education Loan Asset-Backed Trust I, a Delaware business trust (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series [          ] Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this note is the Registered Holder of Series [          ] Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series [          ] Notes is outstanding, the Holder of all outstanding Series [          ] Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this note are payable in lawful money of the United States of America.

     This note is one of an authorized issue of Notes, issued and to be issued by the Issuer in one or more series pursuant to an Indenture of Trust, dated as of February 1, 2003 (as supplemented and amended, the “Indenture”), from the Issuer and The Bank of New York, as eligible lender trustee, to The Bank New York, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a [          ] Supplemental Indenture of Trust, dated as of [     ] (the “[          ] Supplemental Indenture”), between the Issuer and the Trustee. As provided in the Indenture, the Series [          ] Notes are issuable in series which may vary as in the Indenture provided or permitted. This note is one of a series of Subordinate Notes issued under the Indenture and the [          ] Supplemental Indenture (the “Series [          ]B Notes”). The Series [          ]B Notes are issued simultaneously with multiple series of Senior Notes (the “Series [          ]A Notes” and, together with the Series [          ]B Notes, collectively referred to herein as the “Series [          ] Notes”).

     Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this note, and this note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial

capital letters but not defined in this note have the respective meanings given such terms in the Indenture. The Series [          ]A Notes are being issued as, and will constitute, Senior Notes under the Indenture. The Series [          ]B Notes are being issued as, and will constitute, Subordinate Notes under the Indenture.

     The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

     The Series [          ]B Notes constitute Subordinate Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Senior Notes issued from time to time under the Indenture (including, without limitation, the Series [          ]A Notes) and Other Senior Beneficiaries thereunder (except termination payments due under swap agreements as a result of swap counterparty default). A failure to pay principal of and premium, if any, or interest on this Subordinate Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.

     Interest payable on this note shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that for any leap year such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date hereof (on the basis of a 365 or 366-day year, as applicable), and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

     The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

     The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series [          ] Notes and the Auction Procedures related thereto, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the [          ] Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

     By purchasing Series [          ] Notes, whether in an Auction or otherwise, each purchaser of the Series [          ] Notes, or its Broker-Dealer, must agree and shall be deemed by such

purchase to have agreed (a) to participate in Auctions on the terms described in the [     ] Supplemental Indenture, (b) to have its Beneficial Ownership Interest of the Series [     ] Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such Beneficial Ownership Interest, and (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such Beneficial Ownership Interest as the Auction Agent may request. So long as the ownership of Series [     ] Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series [          ] Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series [          ] Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

     The determination of the Applicable Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the [          ] Supplemental Indenture shall be conclusive and binding on the Holders of the Series [          ] Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

     Notwithstanding any provision of this note to the contrary, in no event shall the cumulative amount of interest paid or payable on this note (including interest calculated as provided herein, plus any other amounts that constitute interest on this note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this note or related documents) calculated from the date of issuance of this note through any subsequent day during the term of this note or otherwise prior to payment in full of this note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this note, or if the redemption or acceleration of the Maturity of this note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this note or related documents to the contrary all excess amounts theretofore paid or received with respect to this note shall be credited on the principal balance of this note (or, if this note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this note and under the related documents.

     Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series [          ] Notes of any series shall be redeemed, in part, on the first regularly scheduled Interest Payment Date for such series for which notice can be given in accordance with the requirements of the [          ] Supplemental Indenture, at a redemption price equal to 100% of the principal amount of Series [          ] Notes of such series so redeemed, from revenues deposited in the Retirement Account of the Debt Service Fund.

     Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series [          ] Notes may, at the option

of the Issuer, be redeemed on any Business Day, in whole or in part, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     If not all Series [          ] Notes are to be redeemed, the particular Series [          ] Notes to be redeemed are to be selected as provided in the Indenture and the [          ] Supplemental Indenture.

     Notice of redemption shall be given by first-class mail mailed not less than 30 days before the redemption date to each Holder of Series [          ] Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Note not affected by such defect or failure. All Series [          ] Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

     It is provided in the [          ] Supplemental Indenture that Series [          ] Notes of a denomination larger than [          ] may be redeemed in part ([          ] or a multiple thereof) and that upon any partial redemption of any such Series [          ] Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

     If provision is made for the payment of principal of and premium, if any, and interest on this note in accordance with the Indenture, this note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

     If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this note.

     The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

     The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

     It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

     This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

     It is expressly understood and agreed by the holder hereof that (a) the Indenture and this note each is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware) but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this note shall be construed as creating any liability on The Bank of New York (Delaware), individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall The Bank of New York (Delaware) be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this note or the other Basic Documents.

     IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name by the manual signature of its [                                                                                    ].

EDUCATION LOAN ASSET-BACKED TRUST I

By	The Bank of New York (Delaware), not in its individual capacity but solely as Delaware Trustee

By

Name

Title

CERTIFICATE OF AUTHENTICATION

     This note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By

Name

Title

ASSIGNMENT

     For Value Received the undersigned hereby sells, assigns and transfers unto                                           the within Note and irrevocably appoints                                         , attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Please Insert Social Security or Other Identifying Number of Assignee

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

EXHIBIT C

NOTICE OF A PAYMENT DEFAULT

EDUCATION LOAN ASSET-BACKED TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[SENIOR SERIES [          ]A-__]
[SUBORDINATE SERIES [          ]B-1]

     Notice Is Hereby Given that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Applicable Interest Rate pursuant to the Auction Procedures will be suspended. The Applicable Interest Rate on each series of the Series [     ] Notes for each Auction Period commencing after the date of Payment Default with respect thereto will equal the Non-Payment Rate, as it is determined by the Trustee on the first day of such Auction Period until                                         .

     Terms used herein have the meanings set forth in the [          ] Supplemental Indenture of Trust relating to the above-referenced Notes.

     Dated:

THE BANK OF NEW YORK, as Trustee

By

Name

Title

EXHIBIT D

NOTICE OF CURE OF PAYMENT DEFAULT

EDUCATION LOAN ASSET-BACKED TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[SENIOR SERIES [          ]A-__]
[SUBORDINATE SERIES [          ]B-1]

     Notice Is Hereby Given that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is                                          and the next AuctionDate is                                         .

     Terms used herein have the meanings set forth in the [          ] Supplemental Indenture of Trust relating to the above-referenced Notes.

     Dated:

THE BANK OF NEW YORK, as Trustee

By

Name

Title

EXHIBIT E

NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT

EDUCATION LOAN ASSET-BACKED TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[SENIOR SERIES [          ]A-__]
[SUBORDINATE SERIES [          ]B-1]

     Notice is hereby given that Student Loan Consolidation Center Student Loan Trust I proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the [          ] Supplemental Indenture of Trust relating to such Notes (the “[     ] Supplemental Indenture”), as follows:

     1. The change shall take effect on the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

     2. The Auction Period Adjustment in Paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, the consent of the Market Agent (which consent has been obtained), as required by the [          ] Supplemental Indenture, authorizing the change in length of one or more Auction Periods and confirmation from each Rating Agency that it will not reduce or withdraw its ratings on the Series [          ] Notes on account of such Auction Period Adjustment, and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

     3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

     Terms used herein have the meanings set forth in the [          ] Supplemental Indenture.

     Dated:

EDUCATION LOAN ASSET-BACKED TRUST I

By

Name

Title

EXHIBIT F

NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT

EDUCATION LOAN ASSET-BACKED TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[SENIOR SERIES [          ]A-__]
[SUBORDINATE SERIES [          ]B-1]

     Notice is hereby given that Student Loan Consolidation Center Student Loan Trust I establishes new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the [          ] Supplemental Indenture of Trust relating to such Notes (the “[          ] Supplemental Indenture”):

     1. The change shall take effect on                                         , the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

     2. For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be                                         , or the next succeeding Business Day if such date is not a Business Day.

     3. For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [                                             (date) and every                                          (number)                                          (day of week) thereafter] [    every                                          (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 10 of the [          ] Supplemental Indenture.

     4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in Section 10 of the [     ] Supplemental Indenture and our prior notice dated                                          regarding the proposed change.

     Terms used herein have the meanings set forth in the [          ] Supplemental Indenture.

     Dated:

EDUCATION LOAN ASSET-BACKED TRUST I

By

Name

Title

EXHIBIT G

NOTICE OF CHANGE IN AUCTION DATE
EDUCATION LOAN ASSET-BACKED TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
[SENIOR SERIES [          ]A-__]
[SUBORDINATE SERIES [          ]B-1]

     Notice is hereby given by                                         , as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

     1. With respect to such Notes, the definition of “Auction Date” shall be deemed amended by substituting “                                         (number) Business Day” in the third and fourth lines thereof and by substituting “                                         (number) Business Days” for “two Business Days” in subsection (d) thereof.

     2. This change shall take effect on                                         , which shall be the Auction Date for the Auction Period commencing on                                         .

     3. The Auction Date for such Notes shall be subject to further change hereafter as provided in the [          ] Supplemental Indenture of Trust relating to such Notes (the “[          ] Supplemental Indenture”).

     Terms used herein have the meanings set forth in the [          ] Supplemental Indenture.

     Dated:

,
as Market Agent

By

Name

Title